Exhibit 99.1

CANCELLATION AGREEMENT

To: Voyager Learning Company Compensation Committee of the Board of Directors (the “Committee”)

I hereby acknowledge and agree that, as of the date of this Agreement, the Multi-Year Stock Option Grant dated February 4, 2004, whether or not vested, will be cancelled with no consideration due to me. As of the date of this Agreement, I will cease to have any rights with respect to such award other than the right to receive a tax gross-up payment for golden parachute excise taxes. This tax-grossup payment for golden parachute excise tax right shall survive the termination of the Multi-Year Stock Option Grant dated February 4, 2004.

I understand that the Committee previously approved and agreed to accept my cancellation of such Multi-Year Stock Option Grant and the other above-referenced options and stock appreciation rights.

Date: April 9, 2009

/s/ Ron Klausner
Ron Klausner

Acknowledged on behalf of Voyager Learning Company this   9th   day of April, 2009.

/s/ Richard Surratt
Richard Surratt
President and Chief Executive Officer